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                                                                   EXHIBIT 10.47

                                BRIGHTSTAR CORP.

                     AUDIT AND COMPLIANCE COMMITTEE CHARTER


PURPOSE

The main function of the Audit and Compliance Committee (the "Audit Committee") of the Board of Directors (the "Board") of Brightstar Corp. ("Brightstar") is to oversee Brightstar's accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of Brightstar's consolidated financial statements. The Audit Committee is also responsible for determining the appointment of Brightstar's independent auditors and any change in that appointment, and for ensuring the auditors' independence.

In carrying out Audit Committee functions, the Audit Committee must maintain free and open communication with Brightstar's independent auditors and Brightstar's management.

APPOINTMENT AND MEMBERSHIP REQUIREMENTS

The Audit Committee shall be made up of at least three (3) independent members of the Board. Audit Committee members are appointed by the Board upon recommendation of the Nominating and Governance Committee of the Board. The Board decides the Audit Committee's exact number and can at any time remove or replace an Audit Committee member. The Board will also make all determinations regarding satisfaction of the membership requirements described below.

The Audit Committee will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market ("Nasdaq"), including those related to independence.

At least one (1) member of the Audit Committee must have past employment experience in finance or accounting, or comparable experience or background which results in financial sophistication. Having been a CEO, CFO or other senior officer with financial oversight, responsibilities, for instance, would qualify a member of the Audit Committee.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including Brightstar's balance sheet, income statement and cash flow statement.

RESPONSIBILITIES

The Audit Committee's main responsibility is to oversee Brightstar's financial reporting process (including Brightstar's systems of internal controls) and report the Audit Committee's findings to the Board. The Audit Committee believes that Brightstar's policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The following list includes the Audit Committee's main recurring processes in carrying out its responsibilities. This list is intended as a guide, with the understanding that the Audit Committee can supplement it as appropriate, consistent with the requirements of the SEC and Nasdaq.

   1) HIRING AND SELECTION OF AUDITORS. The Audit Committee will directly appoint, retain and compensate Brightstar's independent auditors. These independent auditors will report directly to, and be responsible to, the Audit Committee.

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   2) APPROVAL OF AUDIT AND NON-AUDIT SERVICES. The Audit Committee will decide what services will be performed by the independent auditors and approve in advance all the services they provide. However, pre-approval is not required for services other than audit, review or attest services if:

        1. The total amount of all these services provided to Brightstar is less than or equal to [FIVE] percent ([5]%) of the total amount of money paid by Brightstar to its independent auditors during the fiscal year in which the non-audit services are provided;

        2. The services were not recognized by Brightstar at the time of the engagement to be non-audit services; and

        3. The services are promptly brought to the Audit Committee's attention and approved prior to the completion of the audit.

   Alternatively, the Audit Committee can engage the independent auditors with pre-approved policies and procedures, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of such service.

   3) AUDITOR INDEPENDENCE. The Audit Committee is responsible for making sure it reviews at least annually a formal written statement explaining all relationships between the outside auditors and Brightstar and its subsidiaries, consistent with Independence Standards Board Standard 1. The Audit Committee will maintain an active dialogue with the independent auditors, covering any disclosed relationships or services that may impact their objectivity and independence. [THE AUDIT COMMITTEE WILL REVIEW THE INDEPENDENT AUDITORS' PEER REVIEW, WHICH IS CONDUCTED EVERY [THREE] ([3]) YEARS.] The Audit Committee will review all proposed hires by Brightstar or its subsidiaries of individuals formerly employed by the independent auditors. The Audit Committee will take, or recommend to the Board that it take, appropriate actions to oversee the independence of Brightstar's outside auditors.

   4) OVERSIGHT OF AUDITORS; AUDIT PLAN. The Audit Committee will be responsible for oversight of the auditors' work and Brightstar's relationship with its independent auditors. The Audit Committee will discuss with the independent auditors the overall scope and plans for their audits and other financial reviews, including the adequacy of staffing, compensation and resources. The Audit Committee will be responsible for reviewing and resolving any disagreements between Brightstar's management and the independent auditors regarding financial controls or financial reporting.

   5) INTERNAL CONTROLS; RISK ASSESSMENT. The Audit Committee will discuss with management and the independent auditors the design, implementation, adequacy and effectiveness of Brightstar's internal controls, including Brightstar's system to monitor and manage business risk, legal and ethical compliance programs and financial reporting. The Audit Committee also will meet separately with the independent auditors, with and without management present, to discuss the results of their examinations. The Audit Committee will provide oversight over the system of internal controls, relying upon management's and the independent auditors' representations and assessments of, and recommendations regarding, the controls. The Audit Committee will review disclosures regarding Brightstar's internal controls the inclusion of which is required in SEC reports.

   6) QUARTERLY AND ANNUAL FINANCIAL STATEMENTS. The Audit Committee will review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including any disclosures under the management's discussion and analysis sections of Brightstar's SEC reports and any disclosures regarding critical accounting estimates that Brightstar may make. The Audit Committee will be responsible for making a recommendation to the Board as to whether Brightstar's annual audited financial statements should be included in Brightstar's annual report on Form 10-K.

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    7) PROXY REPORT. The Audit Committee will prepare any report required to be prepared by it for inclusion in any proxy statement of Brightstar under SEC rules and regulations.

    8) EARNINGS ANNOUNCEMENTS. The Audit Committee will review, and discuss with management and Brightstar's independent auditors, Brightstar's quarterly earnings announcements, and other public announcements regarding Brightstar's results of operations.

    9) CRITICAL ACCOUNTING POLICIES. The Audit Committee will obtain, review and discuss reports from the independent auditors about:

    o all critical accounting policies and practices which Brightstar will use, and the qualities of those policies and practices;

    o all alternative treatments of financial information within generally accepted accounting principles that the auditors have discussed with management officials of Brightstar, ramifications of the use of these alternative disclosures and treatments, the treatment preferred by the independent auditors and the reasons for favoring that treatment; and

    o other material written communications between the independent auditors and Brightstar management, such as any management letter or schedule of unadjusted differences.

    The Audit Committee will also discuss with the independent auditors and then disclose those matters whose disclosure is required by SAS 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors' activities or on their access to requested information, and any significant disagreements with management.

    10) CEO, CFO AND INDEPENDENT AUDITORS CERTIFICATIONS. The Audit Committee will review the CEO and CFO disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act and discuss with management the basis for their conclusions. The Audit Committee will also review the independent auditors' certifications under Section 404 of the Sarbanes-Oxley Act and discuss with the independent auditors the basis for their conclusions.

    11) RELATED PARTY TRANSACTIONS. The Audit Committee will review and approve all related party transactions. The term "Related party transactions" is defined in Regulation S-K of the Securities Act of 1933, as amended, and in SEC guidance relating to the management's discussion and analysis section of SEC reports.

    12) ANONYMOUS COMPLAINT HANDLING PROCESS. The Audit Committee will have responsibility for establishment and oversight of processes and procedures for (a) the receipt, retention and treatment of complaints about accounting, internal accounting controls or audit matters and (b) confidential and anonymous submissions by employees concerning questionable accounting, auditing and internal control matters. All such relevant complaints and submissions must be reported to the Audit Committee.

    13) ABILITY TO INVESTIGATE; RETENTION OF ADVISORS. The Audit Committee has the power to investigate any matter brought to its attention, with full access to all Brightstar books, records, facilities and employees. The Audit Committee also has the power to retain independent counsel or other experts and advisors, and the Audit Committee will have funding sufficient for this purpose and the power to use such funding to compensate its counsel, experts and advisors.

    14) REVIEW OF CHARTER, CODE OF ETHICS, CODE OF CONDUCT AND POLICY STATEMENTS; REGULATORY MATTERS. The Audit Committee will review and reassess the adequacy of this charter at least once a year. Every year, the Audit Committee will submit this charter for approval by the Board. In addition,


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    the Audit Committee will review, approve and monitor Brightstar's code of ethics for its senior officers, including disclosure to the Board of any exceptions to the code of ethics. The Audit Committee will also review adherence to Brightstar's code of conduct and policy statements to determine compliance with the Foreign Corrupt Practices Act and other applicable laws and regulations. Legal and regulatory matters that may have a material effect on Brightstar's financial statement must be reviewed by the Audit Committee.

    It is NOT the Audit Committee's responsibility to prepare and certify Brightstar's financial statements, to guarantee the independent auditors' report, or to guarantee other disclosures by Brightstar. These are the fundamental responsibilities of management and the independent auditors. The Audit Committee members are not full-time Brightstar employees and do not perform the functions of auditors and accountants.

RESTRICTIONS ON INDEPENDENT AUDITORS SERVICES

Brightstar's independent auditors cannot perform any of the following services for Brightstar:

    o [BOOKKEEPING OR OTHER SERVICES RELATED TO BRIGHTSTAR'S ACCOUNTING RECORDS OR FINANCIAL STATEMENTS;

    o   FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION;

    o   APPRAISAL OR VALUATION SERVICES, FAIRNESS OPINIONS OR
        CONTRIBUTION-IN-KIND REPORTS;

    o   ACTUARIAL SERVICES;

    o   INTERNAL AUDIT OUTSOURCING SERVICES;

    o   MANAGEMENT OR HUMAN RESOURCES FUNCTIONS;

    o   BROKER OR DEALER, INVESTMENT ADVISER OR INVESTMENT BANKING SERVICES;

    o   LEGAL SERVICES AND EXPERT SERVICES UNRELATED TO THE AUDIT; AND

    o ANY OTHER SERVICE THAT THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD DETERMINES, BY REGULATION, WOULD IMPAIR THE INDEPENDENCE OF BRIGHTSTAR'S AUDITORS.]

COMPENSATION

The Board determines the amount of any fees, if any, that Audit Committee members receive for their services. These fees can include retainers or per meeting fees. Audit Committee members cannot receive any compensation from Brightstar except the fees they receive for their services as members of the Board or any committee of the Board, and except for reimbursement of their expenses.

MEETINGS AND MINUTES

The Audit Committee will meet at least [FOUR] ([4]) times each year, and will keep minutes of each meeting. The Audit Committee decides when and where it will meet, and must deliver a copy of this schedule in advance to the Board.

Unless the Board or this Charter provides otherwise, the Audit Committee can make, alter or repeal rules for the conduct of its business. In the absence of these rules, the Audit Committee will conduct its business in the same way the Board conducts its business.

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DELEGATION OF AUTHORITY; CHAIR OF AUDIT COMMITTEE

The Audit Committee can delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee cannot delegate its responsibilities to non-committee members.

The Audit Committee can appoint a chair of the committee, and can change its decision regarding who will be chair at any time.



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